UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2025, Perfect Moment Ltd. (the “Company”) entered into an equity purchase agreement (the “Equity Purchase Agreement”) with an investor (the “Investor”) pursuant to which the Company may sell and issue to the Investor, and the Investor may purchase from the Company, up to $25,000,000 of Common Stock (the “Put Shares”). Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a put notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $5,000.00 and (ii) in a maximum amount up to the lesser of (a) $500,000.00 or (b) 20% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement), on the terms and conditions set forth in the Equity Purchase Agreement. The approval of the Company’s stockholders and a second approval of the Company’s Board of Directors is required to effectuate the transactions contemplated by the Equity Purchase Agreement. The number of Put Shares to be purchased by the Investor is subject to a beneficial ownership limitation of 4.99%. Upon receipt of such approvals and the effectiveness of the Equity Purchase Agreement, the Company will issue the Investor a number of shares of Common Stock (the “Commitment Shares”) that is determined by dividing 187,000 by the lesser of (i) the closing price of the Common Stock on the Trading Day (as defined in the Equity Purchase Agreement) immediately preceding the date of the second Board approval, or (ii) average of the five (5) closing prices of the Common Stock during the five (5) Trading Days immediately preceding the date of the second Board approval.

Pursuant to the Equity Purchase Agreement, the Company entered into a registration rights agreement (the “ELOC RRA”) with the Investor to provide certain registration rights under the Securities Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. Subject to the receipt of the stockholder and Board approvals described above, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the maximum number of Registrable Securities (as defined in the ELOC RRA) within forty-five (45) calendar days from the date of the Company’s second Board approval.

The Equity Purchase Agreement and the ELOC RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. Pursuant to the terms of the Equity Purchase Agreement, the Company agreed that it will not without the prior written consent of the Investor, enter into an “Equity Line of Credit” or a “Variable Rate Transaction,” as such terms are defined in the Equity Purchase Agreement.

The foregoing descriptions of the Equity Purchase Agreement and the ELOC RRA do not purport to be complete and are qualified in their entirety by the terms and conditions of the Equity Purchase Agreement and the ELOC RRA, respectively filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
10.1	Equity Purchase Agreement, dated October 7, 2025 between the Company and the Investor
10.2	Registration Rights Agreement, dated October 7, 2025, between the Company and the Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President